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                                                                  EXHIBIT 10.26

                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT, made the 12th day of December 2000 is between PHARMACOPEIA INC. ("PCOP"), a Delaware corporation having a place of business at 3000 Eastpark Blvd., Cranbury, NJ 08512 and RICHARD WALSH ("Consultant"), located at 49 Benedict Crescent, Denville, New Jersey 07834.

In order to have available Consultant's knowledge, experience, and advice relative to certain research, product development and/or marketing activities of PCOP, and in exchange for good and valuable consideration, PCOP and Consultant hereby agree as follows:

1. SERVICES: Consultant agrees to perform such consulting, advisory, and related services to and for PCOP as may reasonably be requested from time to time by PCOP, including, but not limited to, the services specified in Attachment A to this Agreement.

2. TERM: This Agreement is effective as of January 1, 2001 and will continue until June 30, 2001 unless otherwise extended (such period is referred to as the "Consultation Period"), or until either Consultant or PCOP notifies the other in writing of his or its desire to terminate the Consultation Period in accordance with the provisions of Section 10.

3. SERVICE MINIMUMS: During the consultation period of this Agreement and subject to the termination provisions of Section 10, PCOP will provide the Consultant with the opportunity to perform an average of no less than eight
     (8) full days of consulting services each month for the first three months and an average of no less than six (6) full days of consulting services during the second three months. Consultant will provide reasonable additional amounts of Consulting services as agreed to by Consultant and PCOP, subject to the provisions of Section 9.

4. LOCATION: Consultant's services under this Agreement shall be rendered at such times and at such places as will be mutually satisfactory to Consultant and PCOP.

5. INDEPENDENT CONTRACTOR STATUS: Consultant shall perform all services under this Agreement as an "Independent Contractor" and not as an employee or agent of PCOP. Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, PCOP or to bind PCOP in any manner.

6. INVENTIONS: Consultant agrees that all inventions, designs, specifications, drawings, copyrightable materials, computer programs or code, derivative works, processes, techniques, or know-how, (collectively referred to as "Inventions"), whether or not patentable, which are conceived, made or first reduced to practice by Consultant, individually or jointly with others, at any time during the term of this Agreement (or thereafter if resulting or directly derived from Proprietary Information as defined below) in conjunction with Consultant's work for PCOP, shall be the sole property of PCOP, and Consultant hereby transfers to PCOP all right, title and interest in and to such Inventions. At PCOP's request, Consultant shall execute such instruments and take such further actions as may be appropriate to give full legal effect to this Section 6.


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7.   PROPRIETARY INFORMATION:

     (a) Consultant acknowledges that his relationship with PCOP is one of high trust and confidence and that in the course of his service to PCOP he will have access and contact with proprietary, trade secret information of PCOP ("Proprietary Information"). Such Proprietary Information relates to PCOP's present and planned business, products, services and technological information. Consultant agrees and affirms his obligation that during the term of this Agreement and for a period of five (5) years thereafter he will not use, except for the benefit of PCOP, publish, or otherwise disclose in any way to any person, firm or corporation any Proprietary Information of PCOP.

     (b) The above restriction will not apply to any information that (i) is rightfully known to or in the rightful possession of Consultant as of the date of its disclosure by PCOP, (ii) is generally distributed or made available to others by PCOP (without obligation of confidentiality) following the date of its disclosure to Consultant, or (iii) lawfully becomes known or available to the Consultant from third parties who are not under an obligation of confidentiality, directly or indirectly, with PCOP.

     (c) Consultant further agrees that upon request by PCOP he will: (i) promptly return to PCOP the originals and all copies of tangible Proprietary Information furnished to or otherwise obtained by him; and
          (ii) destroy all notes and copies thereof made by him that contain partial or complete copies of the Proprietary Information or material derived from the Proprietary Information; and (iii) cause all of Consultant's agents and/or representatives to whom the Proprietary Information has been disclosed to comply with clauses (i) and (ii) of this Section 6(c).

8. INDEMNIFICATION: Consultant represents that the performance of his services under the terms of this Agreement will not breach any agreement by which Consultant is bound, including without limitation the obligation to maintain as confidential any information acquired by Consultant prior to Consultant's term of consultancy with PCOP. Consultant further agrees to indemnify PCOP from any and all loss or liability incurred by reason of the alleged breach by Consultant of any such prior agreements.

9.   COMPENSATION:

     (a) In consideration of the foregoing, PCOP hereby agrees to pay Consultant at the rate of $2,000.00 for each full day worked as defined by an average 8-hour period and a rate of $250 per hour worked. Partial workdays will be paid at the rate of $250 per hour if such workday is less than six (6) hours. Workdays in excess of eleven
          (11) hours will be paid at the full workday rate plus $250 per hour in excess of eleven (11) hours. The total fees due Consultant under this Agreement shall not exceed $75,000.00 over any given 3-month period, unless otherwise agreed to in writing by both parties.

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     (b)  PCOP shall reimburse Consultant for reasonable and necessary expenses incurred or paid by Consultant in connection with or related to the performance of the services under this Agreement. Consultant shall not incur expenses in excess of $1,000 in any one month without the express prior written approval of PCOP.

     (c) Consultant shall invoice PCOP once after the end of each calendar month for all services performed under this Agreement. Invoices shall be due and payable upon receipt by PCOP.

     (d) Consultant shall not be entitled to any benefits, coverage, or privileges, including, without limitation, social security, unemployment, medical or pension payments, made to employees of PCOP.

10. TERMINATION: Either party may terminate the Consultation Period upon 30 days written notice to the other party. In the event of such termination, Consultant shall be entitled to payment for services performed, taking into account the service minimum of Paragraph 3, and expenses paid or incurred prior to the effective date of termination. The provisions of Sections 6, 7, 8, 10 and 13 shall survive any termination of the Consultation Period or termination of this Agreement.

11. INCORPORATION: PCOP acknowledges that Consultant intends to form a Corporation ("Walsh Corp.") in January 2001 and that all rights and obligation of Consultant under this Agreement will be transferred to Walsh Corp. with all services hereunder to be performed by Consultant.

12. ENTIRE AGREEMENT: This Agreement and Attachment A contain the entire agreement between Consultant and PCOP relating to Consultant's services to PCOP. No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by the parties hereto. This Agreement contemplates unique personal services and shall not be assignable by Consultant, except as provided in Section 11.

13. GOVERNING LAW: This Agreement shall be construed, interpreted and enforced in accordance with the laws of the state of New Jersey. If any provision of this Agreement shall, to any extent be found to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and any such invalid or unenforceable provision shall be reformed so as to be valid and enforceable to the full extent permitted by law.

EXECUTED AND AGREED by the parties hereto as of the date first above written.

CONSULTANT                                          PHARMACOPEIA, INC.

By:  /S/  RICHARD J. WALSH                          By:  /S/ STEPHEN A. SPEARMAN
   ---------------------------------                   -------------------------

Name:  Richard J. Walsh                             Name:  STEPHEN A. SPEARMAN
                                                         ---------------------

Title:  President                                   Title:  EXEC. VICE PRESIDENT
                                                          ----------------------

Date:  DECEMBER 13, 2000                            Date:  DECEMBER 13, 2000
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                                  ATTACHMENT A

                               CONSULTING SERVICES

Consultant shall provide services, including but not limited to those outlined below:

- Provide general management consulting for the Drug Discovery Services business

-    Provide analysis of market for drug discovery products

- Determine relative strengths and weaknesses of current business organization

-    Provide analysis on current and future customer prospects

- Participate in the identification of potential customers, negotiations of contracts and closing of agreements; specific concentration on agreements with AHP, Aventis, and Schering-Plough

- Provide appropriate support and introductions for business opportunities in Japan